SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2007

OXFORD MEDIA, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-51125	20-3270909
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Technology Drive
Building H, Irvine, California 92618
(Address of Principal Executive Offices)

(949) 341-0050
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 - FINANCIAL INFORMATION

Item 2.03	Creation of a Direct Financial Obligation

Summary: On June 29, 2007 we closed a loan transaction pursuant to the terms and conditions of two Promissory Notes (which we refer to as the Notes). One of the Notes was in the amount of $100,000 in favor of Midsummer Investment, Ltd. (whom we refer to as Midsummer). The other was in the amount of $100,000 in favor of Palisades Master Fund, LP (whom we refer to as Palisades). The Notes are identical and were issued for the equal amount loaned to the Company by Midsummer and Palisades (which we refer to as the Loan). The proceeds of the Loan will be used solely for working capital and general corporate purposes. The Note has an interest rate of 12% per annum. The Notes have a maturity date of the earlier of (i) written demand by both Palisades and Midsummer; or, (ii) December 31, 2007, unless due earlier in accordance with the terms of the Notes. The Notes contain customary representations and warranties of the Company, as well as affirmative and negative covenants accepted as obligations of the Company.

The Notes contain customary events of default, including nonpayment of principal, interest, fees or other amounts when due; violation of covenants, subject in certain cases to stated grace periods; the occurrence of certain bankruptcy events; the occurrence of certain payment defaults in respect of other indebtedness; the handing down of certain material judgments adverse to the Company; the Company agrees to a “change in control”, as defined in the Notes; and, any material inaccuracy of representations and warranties. If an event of default occurs and is continuing, we may be required to repay all amounts outstanding under the Notes. Palisades and Midsummer may elect to accelerate the maturity of amounts due under the Notes upon the occurrence and during the continuation of an event of default.

A copy of each of the Notes is attached hereto as Exhibit 10.1 and 10.2, respectively.

Pre-existing Relationship: We have a pre-existing relationship with Palisades in that (i) Palisades is the owner of shares of our Series A Convertible Preferred Stock; (ii) Palisades is the largest holder of our Senior Secured Debt; (iii) Palisades is the owner of shares of our common stock; and, (iv) Palisades is the holder of certain warrants to acquire shares of our common stock. We have a pre-existing relationship with Midsummer in that (i) Midsummer is the owner of shares of our Series B Convertible Preferred Stock; (ii) Midsummer is a holder of our Senior Secured Debt; (iii) Midsummer is the owner of shares of our common stock; and, (iv) Midsummer is the holder of certain warrants to acquire shares of our common stock.

Securities Act Exemption: The securities issued pursuant to the Loan are being acquired by Palisades and Midsummer, respectively, in a transaction meeting the requirements of Section 4(2) and/or Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), or in the case of foreign purchasers, Regulation S under the Securities Act, and have not been registered under the Securities Act or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (“SEC”) or an applicable exemption from the registration requirements.

Palisades and Midsummer each represented its intention to acquire the securities for investment only and not with a view toward distribution. Each was given adequate information about us to make an informed investment decision. We did not engage in any general solicitation or advertising.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

See the discussion of the acceleration of the maturity date of the note pursuant to the terms of the Note, set forth in Item 2.03 above, which discussion is incorporated in this Item 2.04 by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits

The following exhibits are furnished with this report:

Exhibit No.	Exhibit Description

10.1	Palisades Note

10.2	Midsummer Note

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXFORD MEDIA, INC.

   /S/ Lewis Jaffe
LEWIS JAFFE, Chief Executive Officer

Date: July 5, 2007